UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2016

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

At The Bancorp Inc.'s (the "Company") Special Meeting of Stockholders held on September 29, 2016, pursuant to the Notice of Special Meeting of Stockholders and Proxy Statement dated August 26, 2016, the voting results were as follows:

(a)
Proposal 1.  Proposal to approve, for the purpose of Nasdaq Rule §5635(d), the conversion of the Company's Series C Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock into shares of the Company's Common Stock and the issuance of such shares of the Company's Common Stock upon conversion.

Votes for	Votes against	Abstentions	Broker non-votes
31,566,290	524,408	2,621	0

(b)	Proposal 2. Proposal to approve, for the purpose of Nasdaq Rule §5635(c), the issuance of shares of the Company's Common Stock to certain officers and directors of the Company.

Votes for	Votes against	Abstentions	Broker non-votes
30,361,427	1,726,246	5,646	0

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2016	The Bancorp, Inc.

	By:	/s/ Paul Frenkiel
	Name:	Paul Frenkiel
	Title:	Executive Vice President, Chief Financial Officer and Secretary